Exhibit (d)(1)(i)(C)(vii)

AMENDMENT NO. 6

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 6 to the Investment Management Agreement (“Amendment No. 6”), effective as of September 1, 2016 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Funds Management Group, LLC, a limited liability company organized in the State of Delaware (“FMG LLC” or “Manager”).

WHEREAS, FMG LLC and the Trust desire to modify the fees paid with respect to the Strategic Allocation Portfolios.

NOW THEREFORE, the Trust and FMG LLC agree to modify and amend the Investment Management Agreement, dated as of May 1, 2011, as amended (the “Agreement”) as follows:

Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which FMG LLC is appointed investment manager and the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and		Chairman, Chief Executive Officer
	Treasurer		and President

APPENDIX A

AMENDMENT NO. 5

TO THE

INVESTMENT MANAGEMENT AGREEMENT

(as a percentage of average daily net assets)
AXA/Franklin Templeton Allocation Managed Volatility	0.05%

(as a percentage of average daily net assets)
Strategic Allocation Portfolios	First $2 Billion	Next $4 Billion	Next $3 Billion	Thereafter
AXA Aggressive Strategy	0.1000%	0.0925%	0.0900%	0.0875%
AXA Balanced Strategy	0.1000%	0.0925%	0.0900%	0.0875%
AXA Conservative Growth Strategy	0.1000%	0.0925%	0.0900%	0.0875%
AXA Conservative Strategy	0.1000%	0.0925%	0.0900%	0.0875%
AXA Growth Strategy	0.1000%	0.0925%	0.0900%	0.0875%
AXA Moderate Growth Strategy	0.1000%	0.0925%	0.0900%	0.0875%
AXA Ultra Conservative Strategy	0.1000%	0.0925%	0.0900%	0.0875%

(as a percentage of average daily net assets)
All Asset Allocation Portfolios
All Asset Moderate Growth-Alt 15	0.10%
All Asset Aggressive-Alt 25	0.10%
All Asset Aggressive-Alt 50	0.10%
All Asset Aggressive-Alt 75	0.10%